SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 11, 2011

Europa Acquisiton VI, Inc.
(Exact name of registrant as specified in charter)

Nevada	000-54215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Europa Drive, Suite 455 Chapel Hill, North Carolina	27517
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 409-1212

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 11, 2011 (the “Closing Date”), Europa Acquisiton VI, Inc. (the “Company”) entered into certain stock purchase agreement (the “Agreement”) by and among the Company, Peter Reichard and Peter Coker, each a former stockholder of the Company, and Yujin Wang pursuant to which Mr. Wang acquired all of the Company’s issued and outstanding shares of common stock immediately preceding the Closing Date in exchange for a cash payment of $25,000 by Mr. Wang to Messrs. Reichard and Coker (the “Transaction”).  Pursuant to the Agreement, Messrs. Reichard and Coker each transferred 60,000 and 40,000 shares, respectively, of the Company’s common stock to Mr. Wang.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K (this “Report”) and is incorporated herein by reference.

Item 5.01 Change in Control of Registrant.

The information contained in Item 1.01 of this Report is incorporated herein by reference in its entirety in response to this Item 5.01.

As a result of the Transaction, Yujin Wang acquired 100% of the Company’s issued and outstanding shares of common stock from Messrs. Reichard and Coker.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the closing of the Transaction, Peter Reichard submitted a resignation letter pursuant to which he resigned as the Company’s President, effective as of the Closing Date.  In addition, Mr. Reichard resigned from his position as the Company’s sole director, which will become effective on the tenth day following the mailing of an information statement (the “Information Statement”) to the Company’s stockholders in compliance with the requirements of Section 14f-1 of the Securities Exchange Act of 1934, as amended.  Mr. Reichard’s resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

On the Closing Date, Yujin Wang was appointed as the Chairman of the Company’s Board of Directors and the Company’s President and Chief Executive Officer.  The appointment of Mr. Wang as the Chairman of the Company’s Board of Directors will become effective on the tenth day following the mailing of the Information Statement to the Company’s stockholders.  Mr. Wang’s appointment as the Company’s President and Chief Executive Officer was effective immediately on the Closing Date.

Below sets forth certain biographical information regarding Mr. Wang:

Yujin Wang

Mr. Yujin Wang, 61, has served the Chief Executive Officer and Chairman of China Rong Xin Chemical Holding (Hong Kong) Group Limited since 2007. Between 2007 and 2011, Mr. Wang was the CEO and chairman of Henan Rongxin Chemical Co., Ltd. Between 2000 and 2004. Mr. Wang was the general manager of Shenzhen Golden Horse International Co., Ltd. Mr. Wang graduated from Wuhan University with a bachelor degree in management.

As of the date of this Report, there has not been any material plan, contract or arrangement (whether or not written) to which any of our officers or directors are a party in connection with their appointments as officers or directors of the Company.

Item 9.01 Financial Statement and Exhibits.

(d)	Exhibits.

10.1 Stock Purchase Agreement between the Company, Peter Reichard, Peter Coker and Yujin Wang dated November 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Europa Acquisiton VI, Inc.

By:  /s/ Yujin Wang
Name: Yujin Wang
Title: President and Chief Executive Officer

Dated: November 17, 2011